UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 3, 2016, Tribune Publishing Company (the “Company”) entered into (a) a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Merrick Media, LLC (“Merrick Media”) and Michael W. Ferro, Jr. and (b) a Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Agreements”), by and between the Company and Merrick Media.

Securities Purchase Agreement

Pursuant to the Purchase Agreement, on February 3, 2016, the Company sold to Merrick Media in a private placement 5,220,000 unregistered shares of common stock of the Company at a purchase price of $8.50 per share, for a total of $44,370,000 in cash consideration.  The shares of common stock of the Company purchased are subject to certain lockup provisions that, subject to the terms and conditions of the Purchase Agreement, prohibit certain transfers of that common stock for the first three years following the date of issuance and, thereafter, any transfers of that common stock that would result in a transfer of more than 25% of the shares purchased under the Purchase Agreement in any 12-month period.  The Purchase Agreement also includes covenants prohibiting the transfer of shares of the Company’s common stock if the transfer would result in a person beneficially owning more than 4.9% of the Company’s then outstanding shares of common stock following the transfer, as well as transfers to a material competitor of the Company in any of the Company’s then-existing primary geographical markets.  Merrick Media and Mr. Ferro, and their respective affiliates, are also prohibited from acquiring additional equity of the Company if the acquisition could result in their beneficial ownership of more than 25% of the Company’s then outstanding shares of common stock.

In connection with the Agreements, the Board of Directors of the Company (the “Board”) increased the size of the Board from six to seven, in accordance with Article Fifth, Section 2 of the Company’s Amended and Restated Certificate of Incorporation and Section 2.02 of the Company’s Amended and Restated By-laws as then in effect, and Mr. Ferro was elected to fill the newly-created vacancy on the Board.  Mr. Ferro also was named the non-executive Chairman of the Board.  Eddy W. Hartenstein, who prior to Mr. Ferro served as the Chairman of the Board since August 2014, will remain a member of the Board.

The Company also has granted Merrick Media the right to designate a replacement individual for election as a director at each annual and special meeting of the Company’s shareholders at which directors are to be elected as part of the slate of nominees recommended by the Board, subject to the reasonable prior approval of the Board’s Nominating and Corporate Governance Committee, in the event that Mr. Ferro is unable to continue to serve. Merrick Media’s right to appoint a replacement director representative will expire upon the occurrence of either (a) the termination of the voting covenants of the Purchase Agreement (described below) for any of the reasons set forth in clause (a) of the succeeding paragraph or (b) such time as Merrick Media, Mr. Ferro and their respective affiliates no longer beneficially own at least 75% of the shares originally purchased pursuant to the Purchase Agreement.

Until the later of either three years following the date of the issuance to Merrick Media and the first year after the date that Mr. Ferro (or a replacement director) ceases to serve on the Board due to resignation or refusal to stand reelection, or Merrick Media’s decision to not designate a replacement director, Merrick Media, Mr. Ferro and their respective affiliates have agreed to vote in favor of nominees to the Board, and against the removal of any director, in each case as designated by the Board’s Nominating and Corporate Governance Committee.  Merrick Media, Mr. Ferro and their affiliates also have agreed not to conduct or support any proxy solicitation regarding director removal or election, or any transaction that would effect a change of control of the Company.  These voting covenants terminate upon the earliest of (a) the date that Mr. Ferro or his replacement is not nominated for reelection as a director, is removed as a director and the date that Mr. Ferro or his replacement has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection, (b) six months after the date that Mr. Ferro or his replacement ceases to serve on the Board after not being reelected as a director, so long as the Company has recommended a vote “for” the election of Mr. Ferro or his replacement, (c) nine months following the date Mr. Ferro or his replacement is removed as a director or has not been reelected to the Board if the Company has not recommended his or his replacement’s reelection and if that removal or failure to recommend reelection is a result of any breach of a duty owed by Mr. Ferro or his replacement to the Company or a material violation of material law, (d) a change of control of the Company not approved by the Board and (e) six months after the date of Mr. Ferro’s removal or replacement as Chairman and his contemporaneous resignation from the Board.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement (and exhibits, as applicable), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Merrick Media will be entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of the Company acquired in connection with the Purchase Agreement.  The Registration Rights Agreement provides that the Company shall use its reasonable best efforts to cause a registration statement with respect to the shares of common stock to be declared effective no later than the earlier to occur (a) three years after the consummation of the private placement transaction contemplated by the Purchase Agreement and (b) 60 days after the termination of the voting covenants of the Purchase Agreement as described above.  The Company will pay all of its own costs and expenses, including all fees and expenses of counsel for the Company, relating to the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02              Results of Operations and Financial Condition.

On February 4, 2016, the Company issued a press release regarding the Agreements, Mr. Ferro’s election to the Board and selected preliminary financial updates for the 2015 fiscal year.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02              Unregistered Sales of Equity Securities.

The private placement of 5,220,000 shares of common stock of the Company issued to Merrick Media pursuant to the Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The information regarding the Purchase Agreement set forth in Item 1.01 is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Under the terms of the Purchase Agreement, the Board elected Michael W. Ferro, Jr. as a director and the non-executive Chairman of the Board, effective on February 3, 2016.  The information regarding the Agreements set forth in Item 1.01 is incorporated herein by reference.

Mr. Ferro, 49, previously served as director and chairman of the board of Merge Healthcare Incorporated (“Merge”) from November 2014 until the company’s sale to IBM in October 2015 in a transaction valued at $1 billion, and prior to that date had served as a director and chairman of Merge’s board from June 2008 to August 2013.  Mr. Ferro has served as chairman and chief executive officer of Merrick Ventures, LLC (“Merrick Ventures”), a private investment firm, since May 2007. From 2011 until his resignation in February 2016 in connection with his entry into the Agreements and his election to the Company’s Board, Mr. Ferro also served on the board of directors of Wrapports, LLC (“Wrapports”), the parent company of the Chicago Sun-Times newspaper.  From June 1996 until October 2006, Mr. Ferro served as chief executive officer and chairman of the board of Click Commerce, Inc.  Mr. Ferro is currently the chairman of the executive committee of The Chicago Community Trust and, in addition to his other charitable service, serves on the boards of directors of Northwestern University, the Chicago Museum of Science and Industry and the Northwestern Memorial Foundation.    Mr. Ferro holds a B.A. from the University of Illinois.

Following the closing of the private placement, Merrick Media beneficially owned, as of February 4, 2016, approximately 16.6% of the outstanding common stock of the Company.  Mr. Ferro is the manager of Merrick Venture Management, LLC (“Merrick Management”), which is the sole manager of Merrick Media.  Because Merrick Management serves as the sole manager of Merrick Media, Mr. Ferro may be deemed to indirectly control all of the shares of the Company’s common stock owned by Merrick Media.

Wrapports is the indirect parent of Sun-Times Media Holdings, LLC (“STMH”), which is the parent of Sun-Times Media Productions, LLC (“STMP”).  STMP is party to a Master Services Agreement with the Company’s wholly-owned subsidiary, Chicago Tribune Company, LLC (“CTC”), effective January 1, 2015, pursuant to which CTC provides printing and distribution services to STMP.  Total revenues generated by CTC in connection with the Master Services Agreement amounted to approximately $30 million in the fiscal year ended 2015.

STMP and CTC were parties to a Transition Services Agreement (the “TSA”), pursuant to which STMP and its affiliates provided certain transition services to CTC in connection with the sale of the STMP’s suburban publications to CTC in October 2014. In fiscal 2015, CTC paid STMP approximately $2.6 million pursuant to the TSA. The TSA was terminated on January 31, 2015, and all the provision for services thereunder terminated on February 28, 2015.

In connection Mr. Ferro’s election to the Board, Mr. Ferro has entered into a Confidentiality and Recusal Agreement (the “Recusal Agreement” ) with the Company, pursuant to which he has agreed not to disclose any competitively sensitive proprietary information of STMH and its subsidiaries to the Company and its subsidiaries and affiliates and not to disclose any competitively sensitive proprietary information of the Company and its subsidiaries and affiliates to STMH and its subsidiaries or Merrick Ventures, Merrick Management, Wrapports or their respective subsidiaries or affiliates.  Mr. Ferro has further agreed to remove and recuse himself from meetings, discussions or other communications if and to the extent that Mr. Ferro believes that they relate or could relate to business relationships between STMH and its subsidiaries and the Company and its subsidiaries and affiliates to competition between those entities.  Mr. Ferro also agreed that, for so long as he is a director of the Company, he will not serve as a director, officer or employee of, attend any board or board committee meeting of or otherwise be involved in the operations of STMH and its subsidiaries, that he will not request and take reasonable steps to prevent the receipt of, any competitively sensitive proprietary information of STMH and its subsidiaries and cause Merrick Ventures and Merrick Management to relinquish all voting rights with respect to the election of directors or managers of Wrapports.

The foregoing summary of the Recusal Agreement is qualified in its entirety by reference to the text of the Recusal Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Ferro will be compensated for his service as a director pursuant to the Company’s non-employee director compensation program and restricted stock units are expected to be granted to him pursuant to the Company’s 2014 Omnibus Incentive Plan, a copy of which was attached as Exhibit 99.1, to the Registration Statement on Form S-8 filed by the Company on August 7, 2014.  Mr. Ferro will be paid a quarterly cash retainer for Board and committee services and will receive initial and ongoing annual grants of restricted stock units.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 1, 2016, the Board resolved to amend the Company’s Amended and Restated By-Laws (the “Amended By-Laws”).  The Amended By-Laws became effective upon the consummation of the private placement transaction contemplated by the Purchase Agreement.

The Amended By-Laws clarify that a special meeting of the Board shall be held whenever called by the Chairman of the Board (or in his or her absence or disability, by the Secretary), a majority of the directors then in office, or the lead independent director, if one has been appointed.  Under the Company’s Amended and Restated By-Laws that were in effect prior to this amendment, a special meeting of the Board would be held whenever called only by the Chairman of the Board (or in his or her absence or disability, by the Secretary) or a majority of the directors then in office.

The foregoing summary of the Amended By-Laws is qualified in its entirety by reference to the text of the Amended By-Laws, which are included in the Company’s Amended and Restated By-Laws, as amended through the date hereof, and attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

The information set forth in Item 2.02 is incorporated herein by reference.

Item 8.01              Other Events.

In its press release issued on February 4, 2016 attached hereto as Exhibit 99.1, the Company announced that the Board has suspended its quarterly common stock cash dividend.  The Company will pay its previously declared fourth quarter dividend on February 11, 2016.  Any future determination to declare and pay dividends will be made at the discretion of the Board, after taking into account the Company’s financial results, capital requirements and other factors it may deem relevant.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Tribune Publishing Company.
10.1	Securities Purchase Agreement, by and among Tribune Publishing Company, Merrick Media, LLC and Michael W. Ferro, Jr., dated as of February 3, 2016.
10.2	Registration Rights Agreement, by and between Tribune Publishing Company and Merrick Media, LLC, dated as of February 3, 2016.
10.3	Confidentiality and Recusal Agreement, by and between Tribune Publishing Company and Michael W. Ferro, Jr., dated as of February 3, 2016.
99.1	Press release dated February 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: February 4, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Tribune Publishing Company.

10.1	Securities Purchase Agreement, by and among Tribune Publishing Company, Merrick Media, LLC and Michael W. Ferro, Jr., dated as of February 3, 2016.

10.2	Registration Rights Agreement, by and between Tribune Publishing Company and Merrick Media, LLC, dated as of February 3, 2016.

10.3	Confidentiality and Recusal Agreement, by and between Tribune Publishing Company and Michael W. Ferro, Jr., dated as of February 3, 2016.

99.1	Press release dated February 4, 2016.